Exhibit 10.2

Execution Version

LIMITED GUARANTEE

This limited guarantee (“Guarantee”) dated as of June 27, 2016, of Dynegy Inc., a corporation organized under the laws of the State of Delaware (“Guarantor”), is for the benefit of and delivered to GDF SUEZ Energy North America, Inc., a Delaware corporation (“Company”).

Section 1.              In order to induce Company to enter into the Agreement (as defined below), Guarantor does hereby irrevocably and absolutely guarantee the due and punctual payment of one-hundred percent (100%) of the obligations of Atlas Power Finance, LLC, a Delaware limited liability company (“Purchaser”), pursuant to Section 4.5(a) of the Amended and Restated Stock Purchase Agreement, dated as of the date hereof, by and among Purchaser, Company and International Power, S.A. (the “Agreement”) when due in accordance with Section 4.5(a) of the Agreement, and subject to the limitations on liability set forth therein (the “Guaranteed Obligations”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement. Notwithstanding anything to the contrary in this Guarantee, the Agreement or otherwise, the maximum aggregate amount payable by Guarantor hereunder shall not exceed $132,000,000.00 (the “Cap”). The parties agree that this Guarantee may not be enforced without giving effect to the Cap. Guarantor shall, if required by the terms of the Agreement, pay such Guaranteed Obligations (subject to the Cap) in lawful money of the United States in accordance with the terms of the Agreement.

Section 2.              This Guarantee may only be amended or modified by a writing signed by the parties hereto and is subject to, and its terms, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Guarantee or the negotiation, execution or performance of this Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Guarantee), are governed by and must be interpreted under, the Laws of the State of Delaware except for its choice of laws rules that would cause the application of another jurisdiction’s laws.

Section 3.              Notwithstanding anything to the contrary that may be expressed or implied in this Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that Guarantor or any of its successors or permitted assignees may be a partnership or a limited liability company, Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than Guarantor and its successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate (other than Guarantor, Purchaser and their successors and permitted assignees), manager or employee of Guarantor or Purchaser (or any of their successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of Guarantor or Purchaser (or any of their successors or assignees) or any Affiliate thereof (other than Guarantor and Purchaser and their successors and permitted assignees) or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate (other than Guarantor, Purchaser and their successors and permitted assignees), assignee (other than Guarantor, Purchaser and their successors and permitted assignees), general or limited partner, stockholder, manager or member of any of the foregoing (each, other than Guarantor, Purchaser and their successors and permitted assignees, a “Guarantor/Purchaser Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Purchaser against the Guarantor/Purchaser Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise. Company (for itself and its controlled Affiliates) acknowledges and agrees that, as of the date hereof, Purchaser has no monetary assets and that no funds are expected to be contributed to Purchaser unless the Closing shall occur. Company further agrees that neither it nor any of its controlled Affiliates have any right of recovery hereunder or under any documents or instruments delivered in connection herewith against Guarantor or any of its stockholders, partners, members, directors, officers or agents through Purchaser, or otherwise, whether by piercing of the corporate veil, by a claim on behalf of Purchaser against Guarantor, Purchaser’s equityholders or Affiliates, or otherwise, except for the rights under this Guarantee (subject to the Cap and the other limitations described herein) and as a third-party beneficiary pursuant to the terms of the equity commitment letter (the “Equity Commitment Letter”) of even date herewith pursuant to which Guarantor has agreed, subject to the terms and conditions contained therein, to make an equity contribution to Purchaser. Recourse against Guarantor under this Guarantee shall be the sole and exclusive remedy of Company and its Affiliates against Guarantor and any Guarantor/Purchaser Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Agreement or the transactions contemplated thereby; provided that (and notwithstanding anything to the contrary provided herein or otherwise), Company is a third-party beneficiary of the rights granted to Purchaser pursuant to the Equity Commitment Letter for the purpose of obtaining specific performance of Purchaser’s right to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded pursuant to the terms of the Equity Commitment Letter. Company expressly agrees and acknowledges that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Guarantor/Purchaser Affiliate, as such, for any obligations of Guarantor under this Guarantee or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Company hereby covenants and agrees that it shall not institute, and it shall use its Commercially Reasonable Efforts to cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Agreement or the transactions contemplated thereby, against Guarantor or any of the Guarantor/Purchaser Affiliates except for (x) claims against Guarantor under this Guarantee upon termination of the Agreement under circumstances in which amounts are payable pursuant to Section 4.5(a) of the Agreement and (y) claims against Guarantor under the Equity Commitment Letter pursuant to the third-party beneficiary rights granted thereunder to Company. Nothing set forth in this Guarantee shall affect or be construed to affect or be construed to confer or give any Person other than Company (including any Person acting in a representative capacity) any rights or remedies against any Person other than Guarantor as set forth herein.

Section 4.              Guarantor’s obligation pursuant to this Guarantee (subject to the Cap) is an unconditional guarantee of payment and performance and not of collectability. This Guarantee shall remain in full force and effect until the earliest of:

(a)                   completion of the Closing;

(b)                   such time as each and all of the Guaranteed Obligations (subject to the Cap) shall have been fully paid and performed in accordance with the terms and provisions of the Agreement; and

(c)                   the date that is thirty (30) days following any permitted termination of the Agreement, unless prior to such date Company shall have commenced proceedings to enforce this Guarantee, in which case this Guarantee shall terminate upon and in accordance with the final completion of such proceedings and after payment in full of amounts due in accordance with such proceedings, if any.

Except to the extent that this Guarantee is terminated as set forth directly above, this Guarantee shall not be revoked or terminated and shall be continuing and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations (subject to the Cap). Notwithstanding the foregoing, in the event that Company or any of its Affiliates asserts in any litigation or other proceeding before a Governmental Body relating to this Guarantee that the provisions of Section 1 hereof limiting Guarantor’s liability to the Cap or the provisions of this Section 4 or Section 3 hereof are illegal, invalid or unenforceable in whole or in part or seeks any remedies or asserts and theories of liability against any Guarantor/Purchaser Affiliate with respect to the transactions contemplated by the Agreement other than those remedies expressly provided against Purchaser under the Agreement or against Guarantor under this Guarantee (as limited by the provisions of Section 1), then (i) all obligations of Guarantor under this Guarantee shall terminate and thereupon shall be null and void, (ii) if Guarantor has previously made any payments under this Guarantee, it shall be entitled to recover such payments and (iii) neither Guarantor nor any Guarantor/Purchaser Affiliate (other than Purchaser) shall have any liability to Company with respect to the transactions contemplated by the Agreement or under this Guarantee.

Section 5.              Company shall have no obligation to assert any claim or demand or to enforce any remedy under the Agreement or to proceed first against Purchaser or any other Person or entity, or resort to any security or make any effort to obtain payment and/or performance by Purchaser or any other Person or entity. No delay or omission by Company to exercise any right under this Guarantee shall impair any right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Guarantee shall be deemed a waiver of any other breach or default.

Section 6.              Company shall not be obligated to file any claim relating to any Guaranteed Obligations in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Company to so file a claim shall not affect any of Guarantor’s obligations hereunder. This Guarantee shall continue to be effective or be reinstated (subject to the Cap), as the case may be, if at any time payment, or any part thereof, of any or all of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Company upon the insolvency, bankruptcy or reorganization of Purchaser. Except as expressly provided herein, Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any action, suit or other proceeding asserting that this Guarantee or any portion thereof is illegal, invalid or unenforceable in accordance with its terms.

Section 7.              The liability of Guarantor under this Guarantee (subject to the Cap) shall be absolute, unconditional and irrevocable, irrespective of, except as expressly set forth herein: (a) any change in time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment to, modification of, waiver of, or any consent to departure from, the Agreement, (b) the value, genuineness, irregularity, illegality, invalidity or enforceability of the Agreement or any other agreement or instrument referred to herein or therein; (c) any change in ownership of Guarantor or Purchaser or the dissolution, liquidation or other change in the corporate existence of Purchaser or Guarantor; (d) any bankruptcy, insolvency, or reorganization of, or other similar proceedings involving, Purchaser; (e) any other circumstances that might otherwise constitute a legal or equitable discharge of a surety or guarantor; (f) the existence of any claim, set-off or other right that Guarantor may have at any time against Purchaser, whether in connection with any Guaranteed Obligation or otherwise; (g) the adequacy of any other means Company may have of obtaining repayment of any of the Guaranteed Obligations; or (h) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Agreement.

Section 8.              Guarantor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, demand for payment, notice of acceptance and other notice with respect to any of the Guaranteed Obligations and this Guarantee (except for notices to be provided to Purchaser in accordance with Section 9.2 of the Agreement) and any requirement that Company protect, secure or perfect any security interest or exhaust any right or first proceed against Purchaser or any other Person or entity and all rights and benefits under applicable Law purporting to reduce any of Guarantor’s obligations hereunder, including any right of set-off or counterclaim.

Section 9.              Company may, without notice to Guarantor and without affecting in any way Company’s rights hereunder:

(a)           modify or otherwise change any terms of all or any part of the Agreement (in accordance with the terms thereof) or grant any extension(s) or renewal(s) for any period or periods of time for payment and/or performance or grant any other indulgence(s) with respect thereto and effect any release, compromise or settlement with respect thereto;

(b)           enter into any agreement of forbearance with respect to all or any part of any payment and/or performance due under the Agreement, and change the terms of any such agreement;

(c)           enter into any agreement or agreements with Purchaser concerning then existing or additional obligations; and/or

(d)           release or effect any settlement or compromise with respect to the payment and/or performance of the Agreement by Purchaser or any other party primarily or secondarily liable for the payment and/or performance obligations of the Agreement.

Section 10.            Without limiting Guarantor’s own defenses and rights hereunder, Guarantor hereby reserves to itself all rights, setoffs, counterclaims and other defenses to which Purchaser is or may be entitled arising from or out of the Agreement, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of Purchaser and those expressly waived by this Guarantee.

Section 11.            Guarantor represents and warrants to Company that:

(a)           Guarantor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has full power and legal right to execute and deliver this Guarantee and to perform its obligations hereunder;

(b)           The execution, delivery and performance of this Guarantee by Guarantor have been and remain duly authorized by all necessary partnership action and do not contravene any provision of its organizational documents or any Law or contravene or violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, Contract or instrument, to which Guarantor is a party or by which any of Guarantor’s assets or properties are bound;

(c)           No other entity or governing body proceedings or approvals on the part of the Guarantor or any direct or indirect equity holders, managers or partners are necessary to authorize the execution, delivery and performance of this Guarantee;

(d)           No notice to, filing with or consent or approval of any Governmental Body having jurisdiction is required for the execution, delivery and performance of this Guarantee and no other proceedings or actions on the part of Guarantor or any other Person (other than any proceedings that have previously occurred or actions that have been previously taken) are necessary in connection with the execution, delivery and performance of this Guarantee;

(e)           This Guarantee has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights or by general equity principles; and

(f)            Guarantor has the financial capacity to pay and perform all of its obligations under this Guarantee, and all funds necessary to fulfill the Guaranteed Obligations (subject to the Cap) under this Guarantee shall be available to Guarantor for as long as this Guarantee shall remain in effect.

Section 12.            This Guarantee shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Company and its successors and permitted assigns. Neither Guarantor nor Company may assign this Guarantee without the prior written consent of the other parties, which consent may be withheld for any reason, and any assignment in violation of the foregoing shall be null and void; provided, however, that Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of Company, to any Affiliate and that if a portion of Guarantor’s commitment under its Equity Commitment Letter is assigned in accordance with the terms thereof, then a corresponding portion of its obligations hereunder may be assigned to the same assignee; provided, further, that, notwithstanding any other provision hereof, no assignment of any of Guarantor’s rights, interests or obligations hereunder will relieve Guarantor of any of its obligations hereunder.

Section 13.            Until payment in full of all Guaranteed Obligations (subject to the Cap), Guarantor hereby waives, releases, and relinquishes any claim, right, or remedy that Guarantor may now have or hereafter acquire against Purchaser, or any of its assets or property that arises hereunder or from the performance by Guarantor hereunder, including, without limitation, any claim, right, or remedy of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy that Guarantor may have against Purchaser, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise.

Section 14.            All notices or communications pursuant to this Guarantee shall be in writing and shall be directed by registered or certified mail or overnight delivery service to the parties at the following addresses:

If to Guarantor:

Dynegy Inc.

601 Travis Street

Houston, TX 77002

Attention: Catherine James, Esq., Executive Vice President and General Counsel

Copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

Attention: Michael P. Rogan, Esq.

or such other address as Guarantor shall from time to time specify in writing to Company.

If to Company:

c/o International Power S.A.

Boulevard Simon Bolivar, 34

1000 Brussels

Belgium

Attention:  Deputy CFO

Copy to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, TX 75201

Attention: Frederick S. Green, Esq. and
John E. Quattrocchi, Esq.

or such other address as Company shall from time to time specify in writing to Guarantor.

Section 15.            This Guarantee shall be treated as confidential and is being provided to Company solely in connection with the Agreement. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document (other than the Agreement and the Debt Commitment Letter), except with the written consent of Guarantor; provided, that Company may disclose this Guarantee to its officers, directors, advisors and other authorized representatives and Company may disclose the existence of this Guarantee to the extent required by applicable Law.

Section 16.            If any provision of this Guarantee is found invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever; provided, that this Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap. Guarantor shall not assert, and shall cause its affiliates not to assert, that this Guarantee or any provision or part hereof is invalid, illegal or unenforceable.

Section 17.            This Guarantee may be executed by facsimile or other means of electronic transmission and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 18.            GUARANTOR AND THE COMPANY HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE FOR ENFORCEMENT OF ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE AND THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (a) ANY OBJECTION TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT; AND (b) ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 19.            EACH OF GUARANTOR AND THE COMPANY HEREBY WAIVES AND RELEASES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION ARISING HEREUNDER.

Section 20.            This Guarantee, together with the Agreement (including the Exhibits and Schedules thereto) and the Equity Commitment Letter, constitute the entire agreement with respect to the subject matter hereof and together supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Guarantor, the Company and Purchaser.

Section 21.            This Agreement amends and restates in its entirety that certain Limited Guarantee, dated as of February 24, 2016, by and between Guarantor and the Company.

[Signature Pages to follow]

IN WITNESS WHEREOF, this Guarantee has been executed by a duly authorized signatory of the undersigned as of the date first written above.

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President & Chief Executive Officer

(Signature Page to Limited Guarantee)

Accepted and Acknowledged as of the date first written above:

GDF SUEZ ENERGY NORTH AMERICA, INC.

By:	/s/ Brenda Bayer
	Name:	Brenda Bayer
	Title:	SVP

(Signature Page to Limited Guarantee)